EXHIBIT 10.5

NOTE

SBA Loan #	1772818405
SBA Loan Name	PPP Second Draw Loan
Date	2/3/2021
Loan Amount	$1,233,655.00
Interest Rate	1.0%
Borrower	LAREDO OIL INC
Operating Company
Lender	First Horizon

1.	PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the amount of One Million, Two Hundred And Thirty-Three Thousand, Six Hundred And Fifty-Five and 00/100 Dollars Dollars, interest on the unpaid principal balance, and all other amounts required by this Note.

2.	DEFINITIONS:

“Collateral” means any property taken as security for payment of this Note or any guarantee of this Note.
“Guarantor” means each person or entity that signs a guarantee of payment of this Note.
“Loan” means the loan evidenced by this Note.
“Loan Documents” means the documents related to this loan signed by Borrower, any Guarantor, or anyone who pledges collateral.
“SBA” means the Small Business Administration, an Agency of the United States of America.

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3.	PAYMENT TERMS:

Borrower must make all payments at the place Lender designates. The payment terms for this Note are:

Paycheck Protection Program: This Note is issued under either the SBA’s Paycheck Protection Program under section 7(a)(36) of the Small Business Act (“PPP”) or the SBA’s Paycheck Protection Program Second Draw Loans under Section 7(a)(37) of the Small Business Act (“PPP-SD”). This Note is subject to the terms, conditions, and provisions of the Small Business Act (“SB Act”), the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), and the Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act (the “Economic Aid Act”), as each may be amended from time to time, governing the PPP or the PPP-SD, as applicable, together with any and all rules, regulations, and other guidance issued by the SBA or the U.S. Department of Treasury implementing, interpreting, or otherwise governing the PPP or the PPP-SD, as applicable (collectively with the SB Act, the CARES Act, and the Economic Aid Act, the “PPP Rules”). The term “PPP Rules” shall refer to the PPP Rules which apply to the program (either PPP or PPP-SD) under which this Note has been issued.

Maturity: This Note will mature 5 years and 0 months from the date of this Note.

Repayment Terms:

The interest rate is 1% per year.

The Borrower’s obligation to begin making monthly principal and interest payments is subject to and determined by the PPP Rules.

If Borrower submits a loan forgiveness application to Lender within 10 months after the end of the Borrower’s covered period (as defined and interpreted by the PPP Rules, the “Loan Forgiveness Covered Period”), Borrower will not be obligated to make any payments of principal or interest before the date on which the SBA remits the loan forgiveness amount to Lender or notifies Lender that no loan forgiveness is allowed. Lender will then notify Borrower of remittance by SBA of the loan forgiveness amount (or notify Borrower that the SBA determined that no loan forgiveness is allowed) and the date Borrower’s first payment is due. If Borrower does not submit a loan forgiveness application to Lender within 10 months after the end of the Borrower’s Loan Forgiveness Covered Period, Borrower must begin paying principal and interest after that period. Interest will continue to accrue during the applicable deferment period.

The amount of principal and interest payments due hereunder shall be calculated pursuant to and in accordance with the PPP Rules. The unpaid principal balance of this Note, together with all accrued interest and charges owing in connection therewith, shall be due and payable upon maturity as set forth in this Note.

Lender will apply each installment first to pay interest accrued to the day Lender receives the payment, then to bring principal current, then to pay any late fees, and will apply any remaining balance to reduce principal.

Loan Prepayment: This Note may be prepaid, in full or in part, at any time, without penalty.

Late Charge: If payment on this Note is more than 15 days late, Lender may charge Borrower a late fee of up to 5.0% of the unpaid portion of the regularly scheduled payment.

Additional Provisions: To the extent that any provision of this Note is inconsistent with the PPP Rules, the PPP Rules shall govern, and any such inconsistent provision of the Note shall be removed, but the remainder of the Note shall continue in full force and effect. Borrower has not relied on and will not rely on any representation or statement (whether written or oral) by Lender, or any of its officers or agents regarding Borrower’s eligibility for, the benefits of, and Borrower’s choice to participate in the PPP or PPP-SD, Borrower’s ability to receive loan forgiveness under the PPP Rules, or any other requirements or benefits of the PPP, PPPSD, or PPP Rules. Borrower hereby affirms, re-certifies, and incorporates by reference herein, any and all representations, warranties, certifications, and authorizations made by Borrower in making its application for or otherwise in connection with the PPP or PPP-SD loan evidenced by this Note.

Loan Forgiveness: Borrower may be eligible for loan forgiveness of up to the full principal amount and any accrued interest owing under this Note pursuant to the PPP Rules. Borrower hereby agrees, acknowledges, and understands that the amount of principal and accrued interest which may be forgiven shall be determined in accordance with the PPP Rules. Borrower further agrees, acknowledges, and understands that the forgiveness amount may be less than the full principal amount and any accrued interest owing under this Note if the Borrower does not fully comply with or does not meet all the requirements of loan forgiveness as set forth in the PPP Rules. Borrower shall remain responsible to Lender under this Note for any and all amounts of principal, accrued interest, fees, costs, and any other amounts which are not forgiven pursuant to the PPP Rules.

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4.	DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower or Operating Company:

A.	Fails to do anything required by this Note and other Loan Documents;

B.	Defaults on any other loan with Lender;

C.	Does not preserve, or account to Lender’s satisfaction for, any of the Collateral or its proceeds;

D.	Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;

E.	Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;

F.	Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower’s ability to pay this Note;

G.	Fails to pay any taxes when due;

H.	Becomes the subject of a proceeding under any bankruptcy or insolvency law;

I.	Has a receiver or liquidator appointed for any part of their business or property;

J.	Makes an assignment for the benefit of creditors;

K.	Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower’s ability to pay this Note;

L.	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent; or

M.	Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower’s ability to pay this Note.

5.	LENDER’S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

A.	Require immediate payment of all amounts owing under this Note;

B.	Collect all amounts owing from any Borrower or Guarantor;

C.	File suit and obtain judgment;

D.	Take possession of any Collateral; or

E.	Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement.

6.	LENDER’S GENERAL POWERS:

Without notice and without Borrower’s consent, Lender may:

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A.	Bid on or buy the Collateral at its sale or the sale of another lienholder, at any price it chooses;

B.	Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document, and preserve or dispose of the Collateral. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney’s fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;

C.	Release anyone obligated to pay this Note;

D.	Compromise, release, renew, extend or substitute any of the Collateral; and

E.	Take any action necessary to protect the Collateral or collect amounts owing on this Note.

7.	WHEN FEDERAL LAW APPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8.	SUCCESSORS AND ASSIGNS:

Under this Note, Borrower and Operating Company include the successors of each, and Lender includes its successors and assigns.

9.	GENERAL PROVISIONS:

A.	All individuals and entities signing this Note are jointly and severally liable.

B.	Borrower waives all suretyship defenses.

C.	Borrower must sign all documents necessary at any time to comply with the Loan Documents and to enable Lender to acquire, perfect, or maintain Lender’s liens on Collateral.

D.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.

E.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.

F.	If any part of this Note is unenforceable, all other parts remain in effect.

G.	To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee; did not obtain, perfect, or maintain a lien upon Collateral; impaired Collateral; or did not obtain the fair market value of Collateral at a sale.

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10.	STATE-SPECIFIC PROVISIONS:

The following provision applies when a borrower is a resident of WISCONSIN:

Each Borrower who is married represents that this obligation is incurred in the interest of his or her marriage or family.

The following Confession of Judgment provision applies when a borrower is a resident of DELAWARE:

WARRANT OF ATTORNEY/CONFESSION OF JUDGMENT. In addition to any other remedies Lender may possess, Borrower knowingly, voluntarily and intentionally authorizes any attorney to appear on behalf of Borrower, from time to time, in any court of record possessing jurisdiction over this Note and to waive issuance and service of process and to confess judgment in favor of Lender against Borrower, for the unpaid principal, accrued interest, accrued charges, reasonable attorney fees and court costs and such other amount due under this Note.

The following Confession of Judgment provision applies when a borrower is a resident of MARYLAND:

WARRANT OF ATTORNEY/CONFESSION OF JUDGMENT. Borrower authorizes an attorney to appear in a court of record and confess judgment, without process, against Borrower in favor of Lender for all indebtedness owed in connection with the loan, including but not limited to service charges, other charges and reasonable attorney’s fees.

The following Confession of Judgment provision applies when a borrower is a resident of OHIO:

WARRANT OF ATTORNEY/CONFESSION OF JUDGMENT. In addition to any other remedies Lender may possess, Borrower knowingly, voluntarily and intentionally authorizes any attorney to appear on behalf of Borrower, from time to time, in any court of record possessing jurisdiction over this Note and to waive issuance and service of process and to confess judgment in favor of Lender against Borrower, for the unpaid principal, accrued interest, accrued charges, reasonable attorney fees and court costs and such other amount due under this Note.

WARNING: BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF THE COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

The following Confession of Judgment provision applies when a borrower is a resident of PENNSYLVANIA:

WARRANT OF ATTORNEY/CONFESSION OF JUDGMENT. Borrower irrevocably authorizes and empowers the prothonotary, any attorney or any clerk of any court of record, upon default, to appear for and confess judgment against Borrower for such sums as are due and/or may become due under this Note including costs of suit, without stay of execution, and for attorney’s fees and costs as set forth in this Note and knowingly, voluntarily and intentionally waives any and all rights Borrower may have to notice and hearing under the state and federal laws prior to entry of a judgment. To the extent permitted by law, Borrower releases all errors in such proceedings. If a copy of this Note, verified by or on behalf of the holder shall have been filed in such action, it shall not be necessary to file the original Note as a warrant of attorney. The authority and power to appear for and confess judgment against Borrower shall not be exhausted by the initial exercise thereof and may be exercised as often as the holder shall find it necessary and desirable and this Note shall be a sufficient warrant for such authority and power.

The following Confession of Judgment provision applies when a borrower is a resident of VIRGINIA:

IMPORTANT NOTICE: THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE. WARRANT OF ATTORNEY/CONFESSION OF JUDGMENT. In addition to any other remedies Lender may possess, Borrower knowingly, voluntarily, and intentionally authorizes Lender to appear on behalf of Borrower, from time to time, in any court in Virginia having jurisdiction over this Note and to waive issuance and service of process and to confess judgment in favor of Lender against Borrower, for the unpaid principal, accrued interest, accrued charges, reasonable attorney fees and court costs and such other amount due under this Note.

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10.	STATE-SPECIFIC PROVISIONS (CONTINUED):

The following Oral Agreements Disclaimer provision applies when the borrower is a resident of MISSOURI:

Oral or unexecuted agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable, regardless of the legal theory upon which it is based that is in any way related to the credit agreement. To protect you (Borrowers(s)) and us (Creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

The following Oral Agreements Disclaimer provision applies when the borrower is a resident of OREGON:

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY [BENEFICIARY]/ US CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY, OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY GRANTOR’S/ BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY [AN AUTHORIZED REPRESENTATIVE OF BENEFICIARY]/US TO BE ENFORCEABLE.

The following Oral Agreements Disclaimer provision applies when the borrower is a resident of WASHINGTON:

Oral agreements or oral commitments to loan money, extend credit, or to forbear from enforcing repayment of a debt are not enforceable under Washington law.

The following provision applies when the borrower is a resident of ALASKA:

The Mortgagor or Trustor (Borrower) is personally obligated and fully liable for the amount due under the Note. The Mortgagee or Beneficiary (Lender) has the right to sue on the Note and obtain a personal judgment against the Mortgagor or Trustor for the satisfaction of the amount due under the Note either before or after a judicial foreclosure of the Mortgage or Deed of Trust as under AS 09.45.170-09.45.220.

The following Oral Agreements Disclaimer provision applies when the borrower is a resident of IOWA:

IMPORTANT: READ BEFORE SIGNING. The terms of this agreement should be read carefully because only those terms in writing are enforceable. No other terms or oral promises not contained in this written contract may be legally enforced. You may change the terms of this agreement only by another written agreement.

The following Oral Agreements Disclaimer provision applies when the borrower is a resident of UTAH:

This is a final expression of the agreement between the creditor and debtor and the written agreement may not be contradicted by evidence of any alleged oral agreement.

The following Oral Agreements Disclaimer provision applies when a borrower is a resident of TEXAS:

THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENT BETWEEN THE PARTIES.

The following provision applies when a borrower is a resident of FLORIDA:

By Executive Order Number 20-95, the assessment and collection of taxation imposed under Chapter 201, Florida Statutes, was suspended for all notes and obligations such as this Note made pursuant to Title 1 of the CARES Act and thus no such taxes are due and owing on this Note.

The following provision applies for all states, to the extent permitted by law:

WAIVER OF JURY TRIAL. To the fullest extent permitted by law, all parties to this Note hereby knowingly and voluntarily waive any right to trial by jury of any dispute, whether in contract, tort, or otherwise, arising out of, in connection with, related to, or incidental to the relationship established between them in this Note or any other instrument, document, or agreement executed or delivered in connection with this Note.

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11.	BORROWER’S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated under this Note as Borrower.

2/3/2021
Signature of Authorized Representative of Borrower/Borrower	Date

BRADLEY SPARKS	Chief Financial Officer
Name of Authorized Representative of Borrower	Title

If this Note is executed by electronic signature, Borrower agrees that this Note is intended to be and shall be treated as an effective, enforceable, and valid transferable record.

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